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                                                                    EXHIBIT 4.16

                              CERTIFICATE OF TRUST

                                       OF

                              HFC CAPITAL TRUST II



     THIS CERTIFICATE OF TRUST OF HFC CAPITAL TRUST II (the "Trust") is being duly executed and filed by the undersigned on behalf of the Trust to form a business trust under the Delaware Business Trust Act (12 Del C. sections 3801 et seq.) (the "Act").


          1. Name. The name of the business trust being formed is HFC Capital Trust II.

          2. Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is as follows:

                    Wilmington Trust Company
                    Rodney Square North
                    1100 North Market Street
                    Wilmington, DE 19890
                    ATTN: Corporate Trust Administration

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811(a) of the Act.


                                       WILMINGTON TRUST COMPANY, not in its
                                       individual capacity but solely as
                                       trustee of the Trust



                                       By: /s/ Donald G. MacKelcan
                                           --------------------------------
                                             Name: Donald G. MacKelcan
                                             Title:  Vice President